FIFTH AMENDMENT TO THE ABSOLUTE SHARES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT, effective as of March 5, 2019, to the Fund Accounting Servicing Agreement dated as of June 11, 2014, as amended April 7, 2015, October 7, 2015, October 1, 2016 and November 11, 2016 (the “Agreement”), is entered into by and between ABSOLUTE SHARES TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the following funds to the Agreement:

WBI Bull|Bear Trend Switch US Total Return ETF;
WBI Bull|Bear Trend Switch US 1000 ETF;
WBI Bull|Bear Trend Switch US 2000 ETF;
WBI Bull|Bear Trend Switch US 1000 Total Return ETF;
WBI Bull|Bear Trend Switch US 2000 Total Return ETF;
WBI Bull|Bear Trend Switch US 3000 Total Return ETF and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.
2.	All references in the agreement to USBFS are hereby changed to Fund Services.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ABSOLUTE SHARES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Don Schreiber, Jr.	By: /s/ Anita M. Zagrodnik

Name: Don Schreiber, Jr.	Name: Anita M. Zagrodnik

Title: President and Principal Executive Officer	Title: Senior Vice President

Amended Exhibit A to the Fund Accounting Servicing Agreement – Absolute Shares Trust

Fund Names

Name of Series

WBI Bull|Bear Rising Income 2000 ETF	WBIA
WBI Bull|Bear Value 2000 ETF	WBIB
WBI Bull|Bear Yield 2000 ETF	WBIC
WBI Bull|Bear Quality 2000 ETF	WBID
WBI Bull|Bear Rising Income 1000 ETF	WBIE
WBI Bull|Bear Value 1000 ETF	WBIF
WBI Bull|Bear Yield 1000 ETF	WBIG
WBI Bull|Bear Quality 1000 ETF	WBIL
WBI Bull|Bear Global Income ETF	WBII
WBI Bull|Bear Global High Income ETF	WBIH
WBI Bull|Bear Global Rotation ETF	WBIR
WBI Power Factor™ High Dividend ETF	WBIY
WBI Bull|Bear Trend Switch US Total Return ETF
WBI Bull|Bear Trend Switch US 1000 ETF
WBI Bull|Bear Trend Switch US 2000 ETF
WBI Bull|Bear Trend Switch US 1000 Total Return ETF
WBI Bull|Bear Trend Switch US 2000 Total Return ETF
WBI Bull|Bear Trend Switch US 3000 Total Return ETF

Amended: March 5, 2019